UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2012

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 15, 2012, TNP Strategic Retail Trust, Inc. (the “Company”), TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership, certain of the Company’s subsidiaries and KeyBank National Association (“KeyBank”), entered into a Tenth Omnibus Amendment and Reaffirmation (the “Tenth Omnibus Amendment”) of the loan documents relating to the Company’s revolving credit agreement with KeyBank (the “Credit Agreement”). The Tenth Omnibus Amendment provides for a temporary increase of the maximum aggregate lending commitment of KeyBank under the Credit Agreement from $35 million to $60 million (the “Temporary Increase”) through December 1, 2012. Following October 1, 2012, any amounts repaid under the Temporary Increase may not be reborrowed. Following December 1, 2012, any amounts outstanding under the Credit Agreement in excess of $45 million will become due and payable in full without notice or demand. In connection with the Temporary Increase, the Company paid KeyBank a $62,500 fee. The Tenth Omnibus Amendment also modifies certain financial covenants under the Credit Agreement. The Tenth Omnibus Amendment further provides that no individual loan under the Credit Agreement may remain outstanding for more than 180 days from the date upon which such loan was initially made, provided that the loans secured by the San Jacinto, Craig Promenade and Aurora Commons properties may remain outstanding until December 17, 2013. As a result of this 180-day limitation, the Company will be required to seek refinancing for the Morningside Marketplace, Cochran Bypass, Ensenada Square, Turkey Creek and Florissant Marketplace properties, each of which are currently secured by loans made under the Credit Agreement.

The material terms of the agreements described herein relating to the Tenth Omnibus Amendment are qualified in their entirety by the agreements attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 16, 2012, the Company acquired a fee simple interest in a multitenant retail center located in Florissant, Missouri, commonly known as the Florissant Marketplace (the “Florissant Property”), for an aggregate purchase price of $15,250,000, excluding closing costs. The Florissant Property is a 146,257 square foot shopping center originally constructed in 1973 and renovated and expanded in 2002 and 2007. As of the closing date, the Florissant Property was 100% occupied.

On May 18, 2012, the Company distributed a press release announcing the Tenth Omnibus Amendment. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. On May 18, 2012, the Company distributed a press release announcing the acquisition of the Florissant Property. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Tenth Omnibus Amendment and Reaffirmation of Loan Documents, dated as of May 15, 2012, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Morningside Marketplace, LLC, TNP SRT Cochran Bypass, LLC, TNP SRT Ensenada Shopping Center, LLC, TNP SRT Turkey Creek, LLC, TNP SRT Aurora Commons, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and KeyBank National Association

10.2	Fourth Amendment to Revolving Credit Note, dated May 15, 2012, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Morningside Marketplace, LLC, TNP SRT Cochran Bypass, LLC, TNP SRT Ensenada Shopping Center, LLC, TNP SRT Turkey Creek, LLC, TNP SRT Aurora Commons, LLC, and KeyBank National Association

99.1	Press Release, dated May 18, 2012

99.2	Press Release, dated May 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: May 18, 2012	By:	/s/ James Wolford
James Wolford
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Tenth Omnibus Amendment and Reaffirmation of Loan Documents, dated as of May 15, 2012, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Morningside Marketplace, LLC, TNP SRT Cochran Bypass, LLC, TNP SRT Ensenada Shopping Center, LLC, TNP SRT Turkey Creek, LLC, TNP SRT Aurora Commons, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and KeyBank National Association

10.2	Fourth Amendment to Revolving Credit Note, dated as of May 15, 2012, by and among TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Morningside Marketplace, LLC, TNP SRT Cochran Bypass, LLC, TNP SRT Ensenada Shopping Center, LLC, TNP SRT Turkey Creek, LLC, TNP SRT Aurora Commons, LLC, and KeyBank National Association

99.1	Press Release, dated May 18, 2012

99.2	Press Release, dated May 18, 2012